LIBERTY MEDIA CORPORATION ANNOUNCES
THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, October 15th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) will release its third quarter earnings on Tuesday, November 6th, at 11:45 a.m. (ET). Greg Maffei, Liberty Media's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance.

Please call Premiere Conferencing at (888) 602-6363 or (719) 325-2475 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 1:45 p.m. (ET) on November 13th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 5834108#.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact: Courtnee Ulrich
(720) 875-5420